Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Glenn Schaeffer
702-632-6710 or
Les Martin
702-632-6820

MANDALAY RESORT GROUP
REPORTS RECORD FIRST
QUARTER RESULTS

LAS VEGAS, NVBJune 3, 2004BMandalay Resort Group (NYSE: MBG) today announced results for its first quarter ended April 30, 2004.  For the quarter, the company reported net income of $87.3 million, or $1.30 per diluted share, compared with $44.0 million, or $.69 per diluted share, in the prior year.  These results represent the all-time record for any quarter in the company’s history.

Results in the current year quarter include a gain of $1.5 million ($.01 per diluted share) representing the quarterly noncash adjustment of the carrying value of investments associated with the company=s executive retirement plan.  Results for the quarter also include a noncash loss of $0.9 million ($.01 per diluted share) related to interest rate swaps.  Results for the prior-year first quarter included a loss of $1.1 million ($.01 per diluted share) representing the quarterly adjustment to the carrying value of the retirement plan investments.

Average diluted shares outstanding in the quarter were 67.0 million versus 64.2 million in the prior year.  This reflects the issuance of shares pursuant to the exercise of employee stock options over the course of the past year, partially offset by the company’s purchase of 3.3 million shares pursuant to the March 2003 settlement of its equity forward agreement.  Total shares outstanding (excluding any dilutive effect from outstanding stock options) were 67.5 million at April 30, 2004, compared with 59.3 million at April 30, 2003.

Mandalay=s operating cash flow (which is not a defined term under Generally Accepted Accounting PrinciplesBsee Note 1 below) was $234.7 million for the quarter ended April 30, 2004, compared with $172.4 million in the prior year quarter.  The financial schedules accompanying this release provide a reconciliation of operating cash flow to net income as required by the Securities and Exchange Commission=s Regulation G.

LAS VEGAS STRIP

Operating cash flow at the company=s Las Vegas Strip properties (including the 50%-owned Monte Carlo) increased 43% in the first quarter, driven by a 25% increase in revenue per available room (AREVPAR@), and an 18% increase in casino revenues.  With the exception of Circus Circus-Las Vegas, all of the company’s Las Vegas Strip properties reported all-time record quarterly results.

Mandalay Bay generated operating cash flow of $77.4 million in the first quarter, up 67% from $46.4 million last year.  Including the additional 1,117 suites in THEhotel which opened December 2003, REVPAR rose 16%, with an average room rate of $210 and 89% occupancy.  The average room rate in THEhotel was $239 with 86% occupancy.  Meanwhile, slot revenues rose 30% in the first quarter due to the additional traffic generated by THEhotel and Mandalay Place, the retail shopping experience located between Mandalay Bay and Luxor which opened October 2003.  “As promised, THEhotel is delivering high returns, capitalizing on Mandalay’s expanded convention presence as well as the overall strength of the destination resort market in Las Vegas,” noted Glenn Schaeffer, the company=s President and Chief

Financial Officer.  “Our other Las Vegas properties have likewise performed on a dramatic course, capturing this strength in the market, as they continued to outperform their competitors in class.”

Luxor produced operating cash flow of $42.3 million compared with $32.5 million a year ago.  REVPAR at this property increased 24%, as the average room rate topped $120, its highest ever quarterly level.  Casino revenues at this property also grew significantly, up by 21%.  Meanwhile, operating cash flow at Excalibur rose 27% to $31.9 million, with REVPAR rising 23% on its 4,000 rooms.  At Circus-Circus, operating cash flow was $21.3 million in the quarter, up 35% from the prior year.  REVPAR at this property increased 18%, while casino revenues rose 12%.  For its part, Monte Carlo (50%-owned by Mandalay) reported a 33% increase in operating cash flow, to $29.8 million.  REVPAR increased 24% and casino revenues increased 9%.

OTHER NEVADA MARKETS

In a significant turnaround from recent trends, combined operating cash flow at the company=s other Nevada properties (in Reno, Laughlin, Jean and Henderson) increased from the prior year first quarter.  While expanded Native American gaming in California continues to impact our operations, the rebound in the economy has contributed to improved results at these properties.  Please refer to the financial schedules accompanying this release for additional details by market.

OTHER MARKETS

In Elgin, Illinois, operating cash flow at the 50%-owned Grand Victoria was $14.0 million in the first quarter, down 41% from $23.8 million in the prior year quarter.  The decrease was attributable to higher gaming taxes which took effect July 1, 2003 and raised the top-end rate to 70% on gaming revenues exceeding $250 million.  This tax increase impacted Mandalay=s earnings by approximately $.06 per diluted share in the quarter.

In Detroit, Michigan, MotorCity generated operating cash flow of $41.4 million, up 26% from $32.8 million last year.  In Tunica County, Mississippi, operating cash flow at the company=s Gold Strike Resort was $8.7 million compared with $7.3 million a year ago.

RECENT DEVELOPMENTS

On May 2, 2004, the company paid a quarterly dividend of $.27 per share to shareholders of record April 16, 2004.  On June 2, 2004, the company=s Board of Directors declared a dividend of $.27 per share payable August 2, 2004 to shareholders of record July 15, 2004.

This press release contains Aforward-looking statements@ within the meaning of the federal securities law.  The forward-looking statements in this press release involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company=s future financial results is included under the caption AFactors that May Affect Our Future Results@ in Item 1 of the company=s annual report on Form 10-K for the year ended January 31, 2004.

Mandalay Resort Group owns and operates 11 properties in Nevada:  Mandalay Bay, Luxor, Excalibur, Circus Circus, and Slots-A-Fun in Las Vegas; Circus Circus-Reno; Colorado Belle and Edgewater in Laughlin; Gold Strike and Nevada Landing in Jean and Railroad Pass in Henderson.  The company also owns and operates Gold Strike, a hotel/casino in Tunica County, Mississippi.  The company owns a 50% interest in Silver Legacy in Reno, and owns a 50% interest in and operates Monte Carlo in Las Vegas.  In addition, the company owns a 50% interest in and operates Grand Victoria, a riverboat in Elgin, Illinois, and owns a 53.5% interest in and operates MotorCity in Detroit, Michigan.

NOTE 1:  As used in this release, operating cash flow represents net income adjusted to exclude income taxes, net interest expense, minority interest, noncash expenses (principally depreciation and amortization) and certain other expenses that are not considered directly related to ongoing operations, such as operating lease rent and preopening expenses.  Operating cash flow is presented as supplemental disclosure because it is widely viewed by investors as a key measure of operating performance in the gaming industry and it is also used as a principal basis for valuing gaming companies.  Management utilizes operating cash flow in a similar manner to monitor and evaluate the relative performance of its various operating resorts, including the evaluation of management personnel at both the property and corporate levels.  Operating cash flow is not an accepted measure under Generally Accepted Accounting Principles ("GAAP") and should not be considered an alternative to GAAP measures of performance, such as net income or income from operations, or as an alternative to GAAP measures of liquidity, such as net cash provided by operating activities.  A reconciliation of net income to operating cash flow is provided, on a consolidated basis as well as by property, in the financial schedules accompanying this release.  Operating cash flow is sometimes referred to as earnings before interest, taxes, depreciation and amortization ("EBITDA").  Other gaming companies that report operating cash flow or EBITDA may calculate their results in a different manner than the company.

###

MANDALAY RESORT GROUP

Condensed Consolidated Statements of Income

(Dollars in thousands, except share data)

(UNAUDITED)

	Three Months Ended April 30,
	2004	2003

Revenues	$729,368	$616,510

Costs and expenses	(551,344)	(502,115)

	178,024	114,395

Preopening expense	—	(88)

Earnings of unconsolidated affiliates	21,662	22,740

Income from operations	199,686	137,047

Interest expense	(48,844)	(53,162)

Other income (expense)	1,347	(1,206)

Minority interest	(17,651)	(13,856)

Income before income tax	134,538	68,823

Income tax expense	(47,210)	(24,777)

Net income	$87,328	$44,046

Basic earnings per share	$1.32	$0.72

Diluted earnings per share	$1.30	$0.69

Average shares outstanding (basic)	66,225,924	61,598,245

Average shares outstanding (diluted)	66,974,204	64,226,453

Mandalay Resort Group

Reconciliation of Net Income to Operating Cash Flow and Other Information

MANDALAY BAY	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$36,277	$17,273
Income Tax Expense	19,545	9,872
Interest Expense	6	6
Other Expense (Income)	146	(13)
Income From Operations	55,974	27,138
Preopening	—	88
Operating Lease Rent	—	6,913
Depreciation/Amortization	21,401	12,246
Operating Cash Flow	$77,375	$46,385

Net Revenues	$217,443	$159,126
Casino Revenues	$59,596	$47,407
ADR	$210.40	$187.40
Occupancy	89.1%	86.2%
REVPAR	$187.56	$161.48

LUXOR	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$22,350	$16,709
Income Tax Expense	12,079	8,580
Interest Expense	3	4
Other Expense (Income)	(78)	135
Income From Operations	34,354	25,428
Preopening	—	—
Operating Lease Rent	—	1,867
Depreciation/Amortization	7,993	5,172
Operating Cash Flow	$42,347	$32,467

Net Revenues	$112,876	$97,641
Casino Revenues	$29,742	$24,633
ADR	$120.54	$105.53
Occupancy	94.1%	86.9%
REVPAR	$113.46	$91.72

EXCALIBUR	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$17,880	$13,377
Income Tax Expense	9,816	7,607
Interest Expense	—	4
Other Expense (Income)	1	(1)
Income From Operations	27,697	20,987
Preopening	—	—
Operating Lease Rent	—	1,631
Depreciation/Amortization	4,153	2,524
Operating Cash Flow	$31,850	$25,142

Net Revenues	$86,340	$76,607
Casino Revenues	$30,247	$28,008
ADR	$90.88	$75.66
Occupancy	96.0%	93.5%
REVPAR	$87.28	$70.73

CIRCUS CIRCUS - LAS VEGAS	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$10,558	$6,777
Income Tax Expense	5,845	3,854
Interest Expense	—	—
Other Expense (Income)	(4)	(2)
Income From Operations	16,399	10,629
Preopening	—	—
Operating Lease Rent	—	806
Depreciation/Amortization	4,883	4,352
Operating Cash Flow	$21,282	$15,787

Net Revenues	$70,579	$63,499
Casino Revenues	$28,341	$25,374
ADR	$64.58	$56.32
Occupancy	93.8%	91.4%
REVPAR	$60.59	$51.46

GOLD STRIKE-TUNICA	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$4,016	$3,232
Income Tax Expense	2,508	1,931
Interest Expense	—	—
Other Expense (Income)	(3)	(4)
Income From Operations	6,521	5,159
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	2,206	2,173
Operating Cash Flow	$8,727	$7,332

Net Revenues	$35,154	$32,850
Casino Revenues	$30,982	$28,363
ADR	$49.87	$49.53
Occupancy	81.7%	78.1%
REVPAR	$40.73	$38.70

LAUGHLIN PROPERTIES	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$3,876	$2,538
Income Tax Expense	2,086	1,444
Interest Expense	—	—
Other Expense (Income)	—	—
Income From Operations	5,962	3,982
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	2,392	2,385
Operating Cash Flow	$8,354	$6,367

Net Revenues	$43,917	$39,174
Casino Revenues	$30,224	$26,200
ADR	$32.47	$30.67
Occupancy	91.9%	81.6%
REVPAR	$29.85	$25.04

CIRCUS CIRCUS - RENO	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$1,671	$224
Income Tax Expense	974	127
Interest Expense	80	—
Other Expense (Income)	(5)	11
Income From Operations	2,720	362
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	1,465	1,471
Operating Cash Flow	$4,185	$1,833

Net Revenues	$26,987	$24,693
Casino Revenues	$13,371	$12,026
ADR	$52.77	$50.23
Occupancy	81.6%	73.3%
REVPAR	$43.06	$36.83

GOLD STRIKE PROPERTIES	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$1,853	$576
Income Tax Expense	1,000	328
Interest Expense	—	—
Other Expense (Income)	—	19
Income From Operations	2,853	923
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	853	867
Operating Cash Flow	$3,706	$1,790

Net Revenues	$20,629	$19,374
Casino Revenues	$15,826	$15,173
ADR	$34.27	$30.98
Occupancy	70.0%	64.7%
REVPAR	$23.97	$20.06

MOTORCITY CASINO **	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$37,984	$29,816
Income Tax Expense	—	—
Interest Expense	596	724
Other Expense (Income)	(20)	(29)
Income From Operations	38,560	30,511
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	2,870	2,327
Operating Cash Flow	$41,430	$32,838

Net Revenues	$112,408	$101,038
Casino Revenues	$107,790	$96,230

CONSOLIDATED	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$87,328	$44,046
Income Tax Expense	47,210	24,777
Minority Interest	17,651	13,856
Interest Expense	48,844	53,162
Other Expense (Income)	(1,347)	1,206
Income From Operations	199,686	137,047
Preopening	—	88
Operating Lease Rent	—	11,217
Depreciation/Amortization	50,024	35,137
Minority Interest in MotorCity Operating Cash Flow	(19,265)	(15,270)
Mandalay’s Share of Depreciation From Unconsolidated Affiliates	4,219	4,135
Operating Cash Flow	$234,664	$172,354

SILVER LEGACY (50% - owned) **	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$3,692	$680
Income Tax Expense	—	—
Interest Expense	4,258	4,294
Other Expense (Income)	(21)	301
Income From Operations	7,929	5,275
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	2,648	2,628
Operating Cash Flow	$10,577	$7,903

Net Revenues	$39,298	$35,603
Casino Revenues	$22,086	$20,646
ADR	$63.37	$60.89
Occupancy	87.6%	77.4%
REVPAR	$55.50	$47.11

GRAND VICTORIA (50% - owned) **	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$11,684	$21,612
Income Tax Expense	—	—
Interest Expense	—	—
Other Expense (Income)	(55)	(121)
Income From Operations	11,629	21,491
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	2,403	2,335
Operating Cash Flow	$14,032	$23,826

Net Revenues	$96,879	$92,520
Casino Revenues	$94,487	$90,277

MONTE CARLO (50% - owned) **	Three Months Ended April 30, 2004	Three Months Ended April 30, 2003

Net Income	$26,423	$19,185
Income Tax Expense	—	—
Interest Expense	—	1
Other Expense (Income)	(18)	(72)
Income From Operations	26,405	19,114
Preopening	—	—
Operating Lease Rent	—	—
Depreciation/Amortization	3,387	3,307
Operating Cash Flow	$29,792	$22,421

Net Revenues	$74,464	$65,652
Casino Revenues	$25,619	$23,460
ADR	$124.72	$99.79
Occupancy	96.0%	96.8%
REVPAR	$119.75	$96.62

** Amounts represent 100% of totals for the property.